FILE LEGAL LAWYERS

THIS AGREEMENT is made on the day of 2007.

PARTIES:

YARRAMAN ESTATE PTY LIMITED (ACN 101 141 593) of 700 Yarraman Road, Wybong NSW 2333 ("the Borrower")

AND

WHINNERS PTY LIMITED (ACN 000 641 092) of PO Box 216 Royal Exchange, NSW 1225 ("the Lender")

WHEREAS:

A. The Borrower is currently indebted to the Lender in the sum of $3,875,000.00 ("the Loan Amount").

B. Of the Loan Amount the sum of $811,552.00 ("the Wine Loan") relates to the purchase price for the sale by the Lender to the Borrower of 28,984 cases of Rosemount wine ("the Rosemount Wine").

C. The Borrower is in the process of raising capital in association with Civic Equities Corporation (Civic) of an amount of $US10,000,000.00 which will be shared equally by the Borrower and Civic ("the Capital Raising").

D. The Borrower has agreed to pay the Loan Amount and interest thereon firstly from the proceeds of the sale of the Rosemount Wine and as to the balance from the Capital Raising.

NOW THIS AGREEMENT WITNESSES AS FOLLOWS:

1. Repayment of the Loan Amount

1.1 The Borrower agrees to repay the Wine Loan by monthly payments on the seventh day of each month commencing on 7 ~~November~~ December 2007 from receipt of the proceeds of the sale of the Rosemount Wine during the previous month until the Wine Loan and interest accrued thereon (as is hereinafter provided) have been paid in full.

1.2 The Borrower agrees to repay the sum of $3,000,000 together with interest accrued thereon (as is hereinafter provided) forthwith upon receipt of the Capital Raising.

1.3 The Borrower agrees to repay the balance of the Loan Amount together with all outstanding interest accrued thereon on 30 September 2008.

2. Interest

2.1 The Borrower agrees to pay to the Lender interest on the Loan Amount outstanding from time to time at the rate of 6.5 per centum per annum such interest to be computed from the

date of the respective advances of the Loan Amount and to be compounded monthly on the last day of each month and to be payable as provided in Clause 1.

3. Security

3.1 The Borrower shall grant a second mortgage debenture charge in favour of the Lender as security for the Loan Amount and interest thereon subject to the first Debenture Charge.

3.2 The Borrower shall pay to the Lender its legal costs of and incidental to the preparation, execution, stamping and enforcement of this Agreement and the second Debenture Charge.

4. Representations and Warranties

4.1 The Borrower represents and warrants to the Lender as follows:

4.1.1 that the Borrower is duly incorporated and qualified;

4.1.2 that the execution and performance of this Agreement is within the Corporate powers of the Borrower and has been duly authorised by all necessary corporate and other action and does not and will not contravene any law or the constitution of the Borrower.

4.1.3 there are no existing pending or threatened actions or proceedings before any court or other body which will or is likely to materially adversely affect the financial condition of the Borrower or its ability to perform its obligations hereunder; and

4.1.4 this Agreement constitutes legal valid and binding obligations on the Borrower enforceable against it in accordance with its terms.

5. Events of Repayment

5.1 In the event that:

(a) the Borrower shall fail to pay when due any amount payable by it hereunder; or

(b) the Borrower shall default in the performance or observance of any other term, covenant or agreement contained in this agreement; or

(c) without the prior written consent of the Lender, the Borrower makes an assignment of its creditors or any class thereof or ceases to pay its debts as they mature; or

(d) without the prior written consent of the Lender a compromise, arrangement or scheme is proposed or entered into between the Borrower and its creditors; or

(e) a receiver, receiver and manager or official manager is appointed in respect of the Borrower; or

(f) any distress or execution shall be levied against the property or any part of the property of the Borrower and same is not satisfied within fourteen (14) days; or

(g) a petition is presented for the winding up of the Borrower; or

(h) a liquidator is appointed in respect of the Borrower;

THEN and in any such event ("Event of Default") the Loan Amount or so much thereof that remains unpaid and the interest shall upon written demand given by the Lender to the Borrower become and be immediately due and payable without presentment, demand, protest or other notice of any kind all of which are expressly waived, and upon the Lender making such demand the same together with any other moneys due and payable hereunder shall forthwith be paid by the Borrower to the Lender.

5.2 No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereon nor shall any exercise of such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

6. Miscellaneous

6.1 Any notice demand or consent in writing or other communication required to be given or made hereunder or pursuant to this Agreement shall be served as provided in Section 170 of the *Conveyancing Act* 1919.

6.2 This Agreement is personal to the parties hereto and neither party shall assign its rights, benefits or obligations hereunder without prior written consent from the other party which consent may be withheld at the unfettered discretion of such party.

6.3 This Agreement constitutes the entire agreement between the parties in relation to its subject matter and supersedes all prior representations, agreements, statements and understandings whether verbal or in writing.

6.4 This Agreement and the transactions contemplated by this Agreement are governed by the law in force in New South Wales, Australia and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia and courts of appear from them for determining any dispute concerning this Agreement or the transactions contemplated by this Agreement. Each party waives any right it has to object to an action being brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

6.5 In this Agreement unless the context does otherwise require:

(a) words importing the singular number include the plural and vice versa;

(b) a reference to a person includes a reference to a corporation firm or unincorporated association;

(c) words of one gender include the other genders;

(d) a covenant or agreement on the part of two or more persons shall bind any two or more of them jointly and each of them severally;

(e) a reference to any person or company shall mean and include the legal personal representatives, successors in title or assigns of such person or company as the circumstances may require;

(f) a reference to a statutory provision shall be construed as a reference to that provision as amended or re-enacted from time to time; and

(g) where more than one person or company comprise a party hereto, each obligation of a party shall bind that person persons company and/or companies jointly and severally.

EXECUTED as an **AGREEMENT**

For and on behalf of **YARRAMAN ESTATE PTY LIMITED** (ACN 101 141 593) by authority of its Board of Directors:

....	....
~~Director~~/Secretary	Director/~~Secretary~~
RAY BRIEN	WILLIAM JOHN STUBBS.
Name (please print)	Name (please print)

For and on behalf of **WHINNERS PTY LIMITED** (ACN 000 641 092) by authority of its Board of Directors:

....	....
SOLE Director/~~Secretary~~	Director/Secretary
GEOFF B. WHITE	....
Name (please print)	Name (please print)